As filed with the Securities and Exchange Commission on November 2, 2015

Registration No. 333-205644

Registration No. 333-201052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-205644

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-201052

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	2834	94-3015807
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

965 Atlantic Avenue

Alameda, California 94501

(510) 865-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Ruane

Chief Executive Officer

InSite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

(510) 865-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy R. Curry, Esq.

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

(650) 739-3939

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements on Form S-1 (collectively, the “Registration Statements”) of InSite Vision Incorporated (the “Company”):

•	File No. 333-205644 registering 3,464,456 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

•	File No. 333-201052 registering 5,078,070 shares of Common Stock.

On November 2, 2015, pursuant to an Agreement and Plan of Merger, dated September 15, 2015, as amended and restated on September 28, 2015, by and among the Company, Ranbaxy, Inc. (“Ranbaxy”) and Thea Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Ranbaxy, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Ranbaxy.

As a result of the merger, the Company has terminated any offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on November 2, 2015.

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.